CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 14, 2003 relating to the financial statements of Panarion, Inc. as of December 31, 2002 and the reference to our firm as experts in the Registration Statement.




Stark Winter Schenkein & Co., LLP
Certified Public Accountants


February 9, 2004
Denver, Colorado